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                                                                    Exhibit 23.3
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                         INDEPENDENT AUDITOR'S CONSENT
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We consent to the use in the Form SB-2 Registration Statement and Prospectus of
Aviation Group, Inc. of our reports dated September 11, 2000 and April 19, 2000, respectively, accompanying the consolidated financial statements of Aviation Group, Inc. and the financial statements of Epoch Technology, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

/s/ HEIN + ASSOCIATES LLP
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Hein + Associates LLP
Certified Public Accountants


November 7, 2000
Dallas, Texas